UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 2, 2004

TWEETER HOME ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24091	04-3417513
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Pequot Way
Canton, Massachusetts 02021
(781) 830-3000
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

In the registrant’s proxy statement mailed to stockholders on or about December 19, 2003, the registrant requested that stockholders approve the adoption of a new stock incentive plan for employees, officers, directors and other key personnel (including consultants and advisors) of the registrant (the “2004 Plan”) at the registrant’s annual meeting of stockholders on January 15, 2004 (the “Meeting”). If approved by the stockholders at the Meeting, the 2004 Plan is scheduled to take effect on June 2, 2004, one day after the expiration of the registrant’s current stock incentive plan (the “1998 Plan”).

Subject to stockholder approval of the 2004 Plan at the Meeting, the registrant has agreed that any awards issued under the 1998 Plan, from the date of the Meeting until the expiration of the 1998 Plan, will be deducted from the number of shares available to be issued under the 2004 Plan. Without any deduction, the number of shares anticipated to be available for issuance under the 2004 Plan is 3,000,000 (subject to the terms of the plan).

From October 1, 2003 through December 31, 2003, the registrant issued options for 382,500 shares of its common stock under the 1998 Plan. In addition, the registrant has committed to issue options for 37,500 shares on or after January 5, 2003 under the 1998 Plan. These amounts will not be deducted from the number of shares available under the 2004 Plan in any event.

As of December 31, 2003, the total outstanding stock options are 4,536,315. The weighted average exercise price is $9.19 and the weighted average remaining contractual life is 4.8 years.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEETER HOME ENTERTAINMENT GROUP, INC

DATED: January 2, 2004

By:	/s/ Joseph G. McGuire

Joseph G. McGuire

Its:	Senior Vice President and Chief Financial Officer